Exhibit 99.1

Spartan Motors Appoints Jonathan C. Douyard as Chief Financial Officer

CHARLOTTE, Mich., Jan. 27, 2020 – Spartan Motors Inc. (NASDAQ: SPAR) ("Spartan" or the "Company"), the North American leader in specialty vehicle manufacturing and assembly for the commercial and retail vehicle industries (including last-mile delivery, specialty vehicles, commercial vehicle assembly and vocation-specific upfit segments), as well as for the emergency response and recreational vehicle markets, today announced the appointment of its incoming chief financial officer, Jonathan C. Douyard, effective no later than March 31, 2020.

"We are pleased to announce the appointment of Jon Douyard as CFO of Spartan Motors,” said Daryl Adams, president and chief executive officer, Spartan Motors. “Jon is a highly respected, results-oriented executive with nearly 20 years of experience with a track record of delivering strong operating results, building high-performing finance organizations, and driving continuous improvement throughout organizations. We are excited to have him join our leadership team and hit the ground running to help us accelerate profitable growth.”

Douyard most recently served as the vice president of finance and CFO of Fluke Corporation, an operating company within Fortive, a Danaher Industrial spin-off. In his role, he oversaw the finance and IT functions at Fluke. He has experience building and leading teams, executing corporate strategy and completing strategic acquisitions. Prior to joining Fluke, he held key financial leadership positions at Sikorsky Aircraft, a United Technologies Company; and General Electric. Douyard holds a Bachelor of Science in finance from Bentley University.

"I truly believe in Spartan Motors vision for the future and could not be more excited to join a great team and company with such strong momentum,” Douyard said. “I look forward to building on the substantial groundwork laid by my predecessor, and to be part of the company’s future.”

Rick Sohm, the Company’s current CFO, previously announced he was stepping down for non-business reasons in September 2019. Sohm will remain in his position through Douyard’s onboarding process to ensure business continuity throughout the transition, and ongoing success.

About Spartan Motors

Spartan Motors, Inc. is the North American leader in specialty vehicle manufacturing and assembly for the commercial and retail vehicle industries (including last-mile delivery, specialty service and vocation-specific upfit segments), as well as for the emergency response and recreational vehicle markets. The Company is organized into three core business segments: Spartan Fleet Vehicles and Services, Spartan Emergency Response and Spartan Specialty Vehicles. Today, its family of brands also include Spartan Authorized Parts, Spartan Factory Service Centers, Utilimaster, Royal Truck Body, Strobes-R-Us, Smeal, Ladder Tower and UST. Spartan Motors and its go-to-market brands are well known in their respective industries for quality, durability, aftermarket product support and first-to-market innovation. The Company employs approximately 2,500 associates, and operates facilities in Michigan, Indiana, Pennsylvania, South Carolina, Florida, Missouri, California, Arizona, Texas, Nebraska, South Dakota; Saltillo, Mexico; and Lima, Peru. Spartan reported sales of $816 million in 2018. Learn more about Spartan Motors at www.spartanmotors.com.

Spartan Motors, Inc.

This release contains several forward-looking statements that are not historical facts. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; changes in our relationships with major customers, suppliers, or other business partners; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

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CONTACT:

Investors:

Juris Pagrabs

Group Treasurer & Director of Investor Relations

Spartan Motors, Inc.

(517) 997-3862

Media:

Samara Hamilton
Corporate Director of Marketing and Communications
Spartan Motors, Inc.
Samara.Hamilton@spartanmotors.com
(517) 997-3860

Spartan Motors, Inc.